Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated February 24, 2017, with respect to the financial statements of Dreyfus High Yield Fund, a series of The Dreyfus/Laurel Funds Trust, as of December 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated December 29, 2016, with respect to the financial statements of Dreyfus Global Equity Income Fund and Dreyfus International Bond Fund, each a series of The Dreyfus/Laurel Funds Trust, as of October 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated August 1, 2016, with respect to the financial statements of Dreyfus Emerging Markets Debt Local Currency Fund and Dreyfus Equity Income Fund, each a series of The Dreyfus/Laurel Funds Trust, as of May 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                         /s/ KPMG LLP

New York, New York

March 23, 2017